WELLS                                                 WELLS  FARGO  FOOTHILL
FARGO                                                 1000  Abernathy  Road
                                                      Suite  1450
                                                      Atlanta,  GA  30328
                                                      770  508-1300
                                                      www.wffoothill.com



                                January 16, 2004


Sent  via  Fax  303.694.2763
and  Overnight  Courier

Energy  Corporation  of  America
4643  South  Ulster  Street,  Suite  1100
Denver,  CO  80237
Attention:     Michael  S.  Fletcher

Sent  via  Fax  304.925.3285
and  Overnight  Courier

Energy  Corporation  of  America
501  56th  Street
Charleston,  WV  25304
Attention:     Donald  C.  Supcoe

     Re:     Notice  of  Event  of  Default;  Reservation  of  Rights
             --------------------------------------------------------

Dear  Messrs.  Fletcher  and  Supcoe:

     Reference is hereby made to the Credit Agreement, dated as of July 10. 2002 (as amended, supplemented or modified from time to time, the "Credit Agreement"), among Energy Corporation of America, a West Virginia corporation ("Borrower"), , the Lenders named therein, and Wells Fargo Foothill, Inc., a California corporation (f/k/a Foothill Capital Corporation), as the Arranger and Administrative Agent (the "Agent"). Capitalized terms used but not defined herein shall have their respective meanings set forth in the Credit Agreement.

     Pursuant to Section 8.15 of the Credit Agreement it is an Event of Default under the Credit Agreement if an event of default occurs under any of the Indenture Documents. It is our understanding that such an event of default has occurred under Section 6.1(4) of the Indenture as a result of the Notice of Default dated December 27, 2001, (copy attached hereto) and the opinion of the U.S. Court of Appeals for the Fourth Circuit issued December 15, 2003, in the appeal styled Energy Corporation of America v. MacKay Shields LLC, et al. As a result, we hereby notify you that an Event of Default under Section 8.15 of the Credit Agreement has occurred and is currently continuing, thereby permitting, but not requiring, the acceleration of the Obligations.

     As a result of the Event of Default under Section 8.15 of the Credit Agreement, we are delivering this letter. Notwithstanding anything to the contrary contained in this letter, the Credit Agreement or any other Loan Document, the Lenders and the Agent hereby reserve their rights, powers, remedies and privileges (and their right to immediately exercise such rights, powers, remedies and privileges) under the Credit Agreement and the other Loan Documents, including, without limitation, all rights and powers set forth in
Section 9 of the Credit Agreement, with no impairment or prejudice of such powers, rights, remedies and privileges. No single or


DALLAS  912383_1  5707.6
partial exercise of any such power, right, remedy or privilege shall preclude any other or further exercise thereof or of any other right, power, remedy or privilege, and all such rights, powers, remedies and privileges are and shall continue to be cumulative.

     Nothing in this letter, nor the taking of any action or the failure to take any action by the Lenders or the Agent, shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect any of the rights, powers, remedies or privileges described above, or be construed to be a waiver or modification of, or an agreement to waive or modify, any Event of Default (including, without limitation, the Event of Default which is the subject of this letter), or any other defaults under or provisions contained in the Credit Agreement or any other Loan Document.

                                             Very  truly  yours,

                                             WELLS  FARGO  FOOTHILL,  INC.,  as
                                             Administrative  Agent

                                             By:    /s/  Drew  Stawin

                                             Name:     Drew  Stawin
                                             Title:     SVP


     cc:  Tammy  J.  Owen,  Esq.,  Goodwin  &  Goodwin  LLP
          Eastern  Energy  American  Corporation
          Allegheny  &  Western  Energy  Corporation
          William A. Lang, Esq., Munsch Hardt Kopf & Harr, P.C. Paul F. Seiler, Esq., Munsch Hardt Kopf & Harr, P.C.



DALLAS  9123831  5707.6